                                                                    EXHIBIT 10.3



                                    SUBLEASE


         This Sublease (this "SUBLEASE") is entered into between Vari-L Company, Inc., a Colorado corporation ("SUBLESSOR") and Olin Acquisition Corporation, a Delaware corporation ("SUBLESSEE") as of March 31, 2003.

         1. SUBLEASED PREMISES. Sublessor hereby subleases to Sublessee, upon the terms and conditions set forth herein, certain premises (the "SUBLEASED PREMISES") consisting of the entire premises leased by Sublessor pursuant to that certain Lease Agreement, as amended by that certain Amendment to Lease Agreement, dated December 6, 1990, by that certain Second Amendment to Lease Agreement, dated March 23, 1993 and by that certain Third Amendment to Lease Agreement, dated October 30, 1998 (as amended, the "MASTER LEASE"), between J.C. Enterprises, as landlord (the "MASTER LESSOR"), and Sublessor, as tenant, with respect to premises located at 5165 Peoria Street, Denver, Colorado. A true, correct and complete copy of the Master Lease is attached hereto as EXHIBIT A. In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use the areas described in the Master Lease as common or shared areas.

         2. TERM. The term of this Sublease ("Term") shall commence on the "CLOSING" as defined in Section 1.1 of that certain Asset Purchase Agreement, dated December 2, 2002, by and among Sirenza Microdevices, Inc., Olin Acquisition Corporation and Vari-L Company, Inc. (the "APA"), provided Sublessor has theretofore obtained the consent of Master Lessor (the "COMMENCEMENT DATE"). The Term, subject to the earlier termination of the Master Lease or the sooner termination of this Sublease pursuant to its terms, shall continue until June 30, 2003 (the "TERMINATION DATE"). Sublessor will obtain the written consent of Master Lessor to this Sublease in the form attached hereto as EXHIBIT B or other form acceptable to Master Lessor, and reasonably acceptable to Sublessor and Sublessee. Sublessee shall cooperate with Sublessor in obtaining the written consent to the Sublease by Master Lessor.

         3. Sublease Rent and Deposit.

                  (a) BASE RENT. Sublessee shall pay directly to Master Lessor, with a copy to Sublessor, as rent for the Subleased Premises ("BASE RENT") for each month during the period from the Commencement Date to and including the Termination Date, the base rent payable under the Master Lease. The first installment of Base Rent shall be due and payable on the Commencement Date and each additional installment of Base Rent shall be due and payable on the first
(1st) day of each month thereafter. Base Rent shall be paid without any deduction or offset and without prior notice or demand, at the address indicated by Sublessor from time to time. The Base Rent for any period which is for less than one (1) month of the Term shall be prorated.

                  (b) ADDITIONAL RENT. In addition to Base Rent, Sublessee shall also pay directly to Master Lessor, with a copy to Sublessor, the entirety of all other costs payable by Sublessor under the Master Lease, except for any costs for services, repairs or maintenance which are not made at the request or for the benefit of Sublessee ("ADDITIONAL RENT"). In addition, at all times during the Term of this Sublease, Sublessor shall maintain direct contracts, in Sublessor's own name, with the relevant utility provider, for the provision of any utilities to



                                       1.

the Subleased Premises, including, without limitation, for utilities such as electricity, water and heating. Sublessor shall invoice Sublessee for the costs of the utilities provided under such contracts, and Sublessee shall pay to Sublessor such amounts as Additional Rent pursuant to the terms of this Section 3.(b). Additional Rent shall be payable to Master Lessor, except for those payments that are expressly due to Sublessor hereunder, which shall be due at least five (5) business days prior to the date Sublessor must pay such amounts to Master Lessor. Sublessee shall further pay to Sublessor as Additional Rent any costs and expenses applicable to the Subleased Premises which are paid directly by Sublessor, including, but not limited to, utilities, personal property taxes and real property taxes; provided, however, that Sublessee shall have no obligation with respect to any of such costs which are incurred solely for the benefit of Sublessor. Base Rent and Additional Rent hereinafter collectively shall be referred to as "RENT." Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the Subleased Premises and the Term of this Sublease.

         4. USE; COMPLIANCE WITH LAWS; RULES. Sublessee may use the Subleased Premises only for the uses set forth in the Master Lease. Sublessee shall promptly observe and comply with all laws with respect to Sublessee's use of the Subleased Premises; provided, however, that Sublessee shall not be required to comply with any laws requiring the construction of alterations in the Subleased Premises, unless due to Sublessee's particular use of the Subleased Premises as distinct from the uses of the Subleased Premises prior to the Commencement Date or required due to any alterations, additions or improvements made or proposed by Sublessee. Sublessee shall not do or permit anything to be done in, about or with respect to the Subleased Premises which would (a) injure the Subleased Premises, (b) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the building systems located therein or (c) otherwise violate the Master Lease.

         5. INSURANCE. Sublessee shall obtain and keep in full force and effect during the Term of this Sublease, at Sublessee's sole cost, the insurance that Sublessor is required to maintain as "tenant" under the first sentence of
Section 19 of the Master Lease, and such policies shall name each Sublessor and Master Lessor as an "additional insured." Upon request, Sublessee shall promptly deliver certificates evidencing such insurance to Sublessor and/or Master Lessor. Sublessor shall continue to carry all of the insurance required of the "tenant" under the Master Lease.

         6. TAXES. Sublessee shall pay before delinquency all taxes imposed against Sublessee's personal property in the Subleased Premises allocable to the Term of this Sublease.

         7. SUBROGATION. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor and Sublessee each release the other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against by such party under the Master Lease or this Sublease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released.




                                       2.

         8. INDEMNITY. Each of Sublessor and Sublessee shall defend, indemnify, protect and hold harmless the other from and against any and all liability, loss, claim, damage and cost (including attorneys' fees) to the extent due to the negligence or willful misconduct of the indemnifying party or its agents, employees or contractors or the indemnifying party's violation of the terms of this Sublease. This indemnification shall survive the termination of this Sublease.

         9. HAZARDOUS MATERIALS. Sublessee shall not, without the prior written consent of Sublessor and Master Lessor, use, store, transport or dispose of any Hazardous Material in or about the Subleased Premises, except for Hazardous Materials of a type and in amounts used by Sublessor in the Subleased Premises prior to the Commencement Date. In the event Sublessee is using Hazardous Materials at the Subleased Premises, Sublessee, at its sole cost, shall comply with all laws relating to its use of Hazardous Materials and any provisions of the Master Lease pertaining to Hazardous Materials. If Hazardous Materials stored, used, disposed of, or released on or about the Subleased Premises by Sublessee or its agents or employees result in contamination of the Subleased Premises or the water or soil thereunder, then Sublessee shall promptly take any and all action necessary to clean up and remediate such contamination as required by law and any other action specified under the Master Lease. Except as otherwise set forth in the APA, Sublessee shall indemnify, defend, protect and hold Sublessor and Master Lessor and each of their officers, directors, employees, partners, agents, representatives, successors and assigns harmless from and against, all losses, damages, claims, costs and liabilities, including attorneys' fees and costs, arising out of Sublessee's use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Subleased Premises during the Term of this Sublease. Unless otherwise defined in the Master Lease, "HAZARDOUS MATERIALS" shall mean any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by any applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

         10. REPAIRS. Sublessor shall deliver the Subleased Premises to Sublessee in its current, "as is" condition. Sublessee agrees that (i) Sublessor has made no representation or warranty of any kind or nature respecting the Sublease Premises, their condition or suitability for Sublessee's use, except as set forth in the APA, and (ii) Sublessee agrees to accept the Subleased Premises in "as is" condition, without any obligation on the part of Sublessor or Master Lessor to modify, improve or otherwise prepare the Subleased Premises for Sublessee's occupancy. Sublessor shall continue to perform the repairs and maintenance obligations required of the Tenant under the Master Lease, and except where caused by the negligence or willful misconduct of Sublessor, any costs of such repairs and maintenance shall be paid by Sublessee to Sublessor as Additional Rent.

         11. ALTERATIONS. No alterations or improvements shall be made to the Subleased Premises without the prior written consent of Sublessor and Master Lessor in accordance with the provisions of the Master Lease.

         12. Intentionally omitted.

         13. LIEN; SECURITY INTEREST. Sublessor shall have no security interest or lien on any item of Sublessee's trade fixtures, furniture, equipment and other personal property




                                       3.

("SUBLESSEE'S PROPERTY"). Within ten (10) days after Sublessee's request, Sublessor shall execute documents reasonably acceptable to both parties to evidence Sublessor's waiver of any right, title, lien, or interest in Sublessee's Property. Sublessor waives any right of distraint, distress for rent or "landlord's lien" that may arise at law.

         14. CASUALTY; CONDEMNATION. If all or any part of the Subleased Premises is taken by the exercise of the power of eminent domain or a voluntary transfer in lieu thereof (a "CONDEMNATION") or damaged due to any peril ("CASUALTY"), this Sublease shall terminate to the extent the Master Lease terminates with respect to the part of the Subleased Premises so taken or damaged. In addition, to the extent that the Master Lease gives Sublessor any right to terminate the Master Lease in the event of a casualty or condemnation affecting the Subleased Premises, Sublessor shall be entitled to exercise or not exercise such right in its sole and absolute discretion, and in such event, Sublessor shall concurrently notify Sublessee of such election. If this Sublease is not terminated following a Condemnation or Casualty, Sublessor shall make or use reasonable efforts to cause Master Lessor to make all repairs and alterations that are reasonably necessary to restore that portion of the Subleased Premises so taken or damaged, and Rent shall be reduced to the extent Sublessor's rent under the Master Lease is abated with respect to such Condemnation of the Subleased Premises or Casualty affecting the Subleased Premises. All Condemnation proceeds attributable to Sublessor under the Master Lease, if any, shall be shared with Sublessee to the extent applicable to the Subleased Premises and Sublessee's share of the Shared Areas.

         15. ASSIGNMENT AND SUBLETTING. Sublessee may not assign this Sublease, sublet the Subleased Premises or permit any use of the Subleased Premises by another party (collectively, "TRANSFER"), without the prior written consent of Sublessor, which consent may not be unreasonably withheld, and the prior written consent of Master Lessor in accordance with terms of the Master Lease. Sublessor's consent to one Transfer shall not constitute consent to a subsequent transfer. Notwithstanding the foregoing, so long as Sirenza Microdevices, Inc. continues to guaranty Sublessee's performance of its obligations under this Sublease in accordance with the Guaranty (defined below), Sublessee may, without Sublessor's prior written consent (but only after obtaining Master Lessor's consent to the extent required under the Master Lease) and without constituting an assignment or sublease hereunder, sublet the entirety of the Subleased Premises or assign the Sublease to (a) an entity controlling, controlled by or under common control with Sublessee, (b) a successor entity related to Sublessee by merger, consolidation, or nonbankruptcy reorganization, or (c) a purchaser of substantially all of Sublessee's assets located in the Subleased Premises. Subject to the conditions contained in the immediately preceding sentence, a sale or transfer of Sublessee's capital stock shall not be deemed an assignment, subletting or any other transfer of the Sublease or the Subleased Premises.

         16. DEFAULT. Sublessee shall be in default of its obligations under this Sublease if any of the following events occur: (a) Sublessee fails to pay any Rent within five (5) days of when due; (b) Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within the time frame specified in this Sublease, or the Master Lease with respect to those provisions incorporated by reference herein; or (c) Sublessee commits any other act or omission which constitutes a default under the Master




                                       4.

Lease, which has not been cured after delivery of any written notice and passage of any applicable grace period provided in the Master Lease.

         17. REMEDIES. In the event of any default by Sublessee, Sublessor shall have the remedies provided in the Master Lease.

         18. RIGHT TO CURE DEFAULTS. If Sublessee fails to pay any sum of money due hereunder, or fails to perform any other act on its part to be performed hereunder, then Sublessor or Master Lessor may, but shall not be obligated to, after passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor or Master Lessor, as applicable, upon demand.

         19. SURRENDER; HOLDOVER. Prior to expiration of this Sublease, Sublessee shall remove all of its personal property and shall surrender the Subleased Premises to Sublessor broom clean, in the same condition as exists on the Commencement Date, reasonable wear and tear, alterations that may be surrendered hereunder, casualty, condemnation, and Hazardous Materials (except those for which Sublessee is responsible under Section 9 of this Sublease or any applicable provision of the Master Lease), excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all reasonable costs actually incurred by Sublessor as a result of such failure by Sublessee. In the event that Sublessee does not surrender the Subleased Premises upon the expiration or earlier termination of this Sublease as to the Subleased Premises as required above, Sublessee shall pay Sublessor holdover Base Rent in an amount equal to the holdover rent specified in the Master Lease.

         20. ESTOPPEL CERTIFICATES. Within ten (10) calendar days after receipt of written demand by either party, the other party shall execute and deliver to the requesting party an estoppel certificate (a) certifying that this Sublease is unmodified and in full force and effect or, if modified, the nature of such modification; (b) acknowledging, to the best of the responding party's knowledge, that there are no uncured defaults on the part of the requesting party; and (c) certifying such other information as is reasonably required by the requesting party.

         21. SUBORDINATION. This Sublease is subject and subordinate to all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications and replacements thereof affecting any portion of the Subleased Premises.

         22. RIGHT OF ENTRY. Sublessor shall have the same right of entry into the Subleased Premises as the Master Lessor under the Master Lease.

         23. LATE CHARGE. If Sublessee fails to pay to Sublessor any amount due hereunder within five (5) days of when due, Sublessee shall pay Sublessor upon demand a late charge equal to the amount of any late charge which is specified under the Master Lease. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate interest specified in the Master Lease from the due date to and including the date of the payment.




                                       5.

         24. NOTICES. Any notice given under this Sublease shall be in writing and shall be hand delivered or mailed (by certified mail, return receipt requested, postage prepaid, or by overnight delivery), addressed as follows: (a) if to Sublessee: 522 Almanor Avenue, Sunnyvale, CA 94085, Attn.: Chief Financial Officer, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road Palo Alto, CA 94304, Attn: Steven V. Bernard and (b) if to Sublessor: 4895 Peoria St. Denver, CO 80239, Attn.: Chief Financial Officer, with a copy to Cooley Godward LLP, 380 Interlocken Crescent, Suite 900, Broomfield, CO 80021,
Attn: James Linfield. Any notice shall be deemed to have been given when hand delivered or, if mailed, three (3) business days after mailing. A copy of any and all notices given under this Sublease shall be sent to Master Lessor at 6160 South Olathe, Aurora, Colorado 80016, Attention: Joseph Kiser.

         25. EFFECT OF CONVEYANCE. As used in this Sublease, the term "SUBLESSOR" means the holder of a leasehold interest in the Subleased Premises pursuant to the Master Lease. In the event of any assignment or transfer of the Subleased Premises by Sublessor in accordance with the Master Lease, then Sublessor, upon the transferee's assumption, in writing, of Sublessor's obligations under this Sublease and the Master Lease, shall be and hereby is entirely relieved of all covenants and obligations of Sublessor as to the Subleased Premises accruing after the date of such transfer, and it shall be deemed and construed that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder.

         26. PARKING. Sublessee shall have the right to use throughout the Term all of the parking spaces, if any, available to Sublessor in the parking lot for the Subleased Premises.

         27. SIGNAGE. Subject to the consent of Master Lessor, if required under the Master Lease, Sublessee shall have the right to use, install and maintain, at Sublessee's expense, all signage that Sublessor is permitted to display pursuant to the terms of the Master Lease.

         28. ADDITIONAL PROVISIONS. The following additional provisions shall apply: (a) if the Master Lease terminates for any reason, this Sublease shall terminate concurrently therewith as to the Subleased Premises; (b) Sublessee shall also have the non-exclusive right to use the common areas outside the Subleased Premises that Sublessor has the right to use under the Master Lease;
(c) Sublessor, with respect to the obligations of Master Lessor under the Master Lease, shall request Master Lessor in writing to perform such obligations as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts to obtain Master Lessor's performance; (d) Sublessee shall comply with all restrictions set forth in the Master Lease and all rules and regulations promulgated from time to time by Master Lessor; (e) except as expressly set forth in this Sublease, Sublessee shall obtain the prior written consent of Sublessor and Master Lessor with respect to any act which, if performed by Sublessor, would require Master Lessor's approval under the Master Lease, and the consent of Sublessor may be withheld if Master Lessor's consent is not obtained; and (f) this Sublease shall be at all times subject and subordinate to the Master Lease.

         29. SUBLESSOR'S REPRESENTATIONS AND WARRANTIES. Sublessor represents and warrants that (i) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Sublessor, or to the best of Sublessor's actual knowledge, Master Lessor, nor has there occurred any event which, with the giving of notice or





                                       6.

the passage of time or both, could constitute such a default or event of default; and (ii) a true, correct and complete copy of the Master Lease is attached hereto as EXHIBIT A.

         30. CONSENT OF MASTER LESSOR AND SUBLESSOR. If Sublessee desires to take any action which requires the consent or approval of Sublessor pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, and (b) Sublessee shall not take any such action until it obtains the consent of Sublessor and Master Lessor, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Lessor shall have been obtained.

         31. AMENDMENT. This Sublease may not be amended except by the written agreement of all parties hereto.

         32. BROKERS. Each party hereto hereby represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold harmless the other and Master Lessor from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

         33. GUARANTY. Sirenza Microdevices, Inc. shall guaranty the performance and payment obligations of Sublessee under this Sublease. Contemporaneously with the mutual execution of this Sublease, Sirenza Microdevices, Inc. shall execute a guaranty of sublease in the form of EXHIBIT C attached hereto and made a part hereof (the "GUARANTY").

         34. MISCELLANEOUS. This Sublease shall in all respects be governed by and construed in accordance with the laws of the jurisdiction in which the Subleased Premises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublessor and Sublessee. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublessor or Sublessee. The captions used in this Sublease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Sublease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs. This Sublease may be executed in counterparts.




                                       7.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day first above written.

SUBLESSOR:                                  SUBLESSEE:


Vari-L Company, Inc.,                       Olin Acquisition Corporation,
a Colorado corporation                      a Delaware corporation


By: /s/ CHARLES R. BLAND                    By: /s/ THOMAS J. SCANNELL
    ------------------------------              --------------------------------


Name:  Charles R. Bland                     Name: Thomas J. Scannell
       ---------------------------                -----------------------------


Its:  Chief Executive Officer               Its: President
      ----------------------------               ------------------------------





                                       8.

                                    EXHIBIT A

                                  MASTER LEASE

                                    EXHIBIT B

                               CONSENT TO SUBLEASE

         Master Lessor hereby acknowledges receipt of a copy of that certain sublease between Vari-L Corporation, as sublessor ("SUBLESSOR") and Olin Acquisition Corporation as sublessee ("SUBLESSEE"), dated April __, 2003 (the "SUBLEASE") concerning those premises located at 5165 Peoria St., Denver, Colorado (the "SUBLEASED PREMISES"), and Master Lessor hereby consents to all of the terms and conditions thereof. All capitalized terms used herein that are not specifically defined herein shall have the meaning ascribed to them in the Sublease. Master Lessor further agrees that, notwithstanding anything to the contrary in the Master Lease:

         1. NOTICE. Master Lessor shall deliver to Sublessee, at the same time and in the same manner as delivered to Sublessor, a copy of any notice required to be delivered to Sublessor under the Master Lease.

         2. RIGHT TO CURE. In the event that Sublessor defaults in the performance or observance of any of Sublessor's obligations under the Master Lease during the Term of the Sublease, Master Lessor agrees that Sublessee shall have the right, but not the obligation, on behalf of Sublessor to cure any default, of which Sublessee has notice, within the time available to Sublessor to cure any such default under the Master Lease, and Master Lessor shall accept such cure from Sublessee. In the event Sublessee tenders payment directly to Master Lessor in accordance with the Sublease and Master Lessor refuses to accept such payment, Sublessee shall have the right to deposit such funds in an account with a national bank for the benefit of Master Lessor and Sublessor, and the deposit of such funds in such an account shall discharge Sublessee's obligation under this Sublease to make the payment in question.

         3. NON-DISTURBANCE. If the Master Lease terminates prior to expiration of the Term of the Sublease for any reason other than as a result of Master Lessor's right to terminate the Master Lease for casualty or condemnation as provided in the Master Lease, then Master Lessor covenants and agrees that this Sublease shall continue in full force and effect, at Sublessee's option, as a direct lease between Master Lessor and Sublessee upon all of the terms, covenants and conditions of the Sublease, and Master Lessor shall recognize Sublessee's right to possession of the Subleased Premises as provided in the Sublease and shall not disturb Sublessee's right to possession so long as Sublessee is not in default under the Sublease beyond the period provided for the cure of any such default.

         4. ASSIGNMENT AND SUBLETTING. Sublessee may, without Master Lessor's prior written consent and without payment of any amount to Master Lessor, sublet the Subleased Premises or assign the Sublease to (i) an entity, controlling, controlled by, or under common control with Sublessee, (ii) a successor entity related to Sublessee by merger, consolidation, non-bankruptcy reorganization, or government action, or (iii) a purchaser of substantially all of Sublessee's assets located at the Subleased Premises, so long as Sirenza Microdevices, Inc. continues to guaranty Sublessee's performance of its obligations under the Sublease. Neither the sale or transfer of Sublessee's capital stock shall be deemed an assignment, subletting, or other transfer of the Sublease or the Subleased Premises.

         5. WAIVER OF SUBROGATION. Master Lessor and Sublessee mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by a property insurance policy in effect at the time of such loss or damage. This waiver of subrogation shall not apply in such instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

         6. LIEN; SECURITY INTEREST. Master Lessor shall have no security interest or lien on any item of Sublessee's trade fixtures, furniture, equipment and other personal property.

         7. PARKING. Master Lessor acknowledges that Sublessee is entitled to all of the parking spaces in the parking lot serving the Subleased Premises.

         8. INSURANCE. Sublessor agrees to maintain its insurance as required in the Master Lease, irrespective of and in addition to the obligation of Sublessee to obtain and maintain insurance as required in the Sublease.

         9. SUBLEASE EXPIRATION. Sublessee agrees that the Term of the Sublease expires on June 30, 2003, and that Sublessee shall have no right to occupy the Subleased Premises or extend the Term of the Sublease without the prior written consent of the Master Lessor, which consent may be withheld in Master Lessor's sole discretion.

         10. NO WAIVER. Sublessor acknowledges and agrees that the terms and conditions of the Sublease: (i) do not waive any terms, conditions or provisions in the Master Lease between Master Lessor and Sublessor; (ii) do not forgive or waive any performance or failure to perform of Sublessor in or under the Master Lease; and (iii) do not waive any existing defaults under the Master Lease. Master Lessor retains and maintains all rights and remedies against Sublessor as are contained in the Master Lease.

         11. CONSENTS. Whenever the consent or approval of Master Lessor is required with respect to the Sublease or the Subleased Premises, such consent or approval shall not be unreasonably withheld or delayed, except as otherwise stated herein.





                                      2.

         This consent shall be binding upon any successors, assigns or other transferees of Master Lessor's or Sublessor's interests under the Master Lease or of Sublessee's or Sublessor's interests under the Sublease.

         IN WITNESS WHEREOF, the undersigned have executed this Consent to Sublease as of the 5th day of March, 2003.

MASTER LESSOR:                              SUBLESSOR:


J.C. Enterprises,                           VARI-L CORPORATION,
a Colorado general partnership              a Colorado corporation


By:  /s/ JOSEPH H. KISER                    By: /s/ CHARLES R. BLAND
     -----------------------------              -------------------------------


Name:  Joseph H. Kiser                      Name: Charles R. Bland
       ---------------------------                -----------------------------


Its:  Partner                               Its: Chief Executive Officer
      ----------------------------               ------------------------------


SUBLESSEE:


OLIN ACQUISITION CORPORATION,
a Delaware corporation


By:  /s/ THOMAS J. SCANNELL
     -----------------------------


Name:  Thomas J. Scannell
       ---------------------------


Its:  President
      ----------------------------




                                      3.

                                    EXHIBIT C

                                    GUARANTY

         IN CONSIDERATION OF, and as an inducement to, Vari-L Company, Inc., a Colorado corporation ("Sublessor"), to enter into that certain Sublease dated of even date herewith (the "Sublease") with Olin Acquisition Corp., a Delaware corporation ("Sublessee"), with respect to the Subleased Premises described more particularly in the Sublease (the "Premises"), the undersigned Guarantor has executed and delivered this Guaranty as of this 31st day of March, 2003. Guarantor acknowledges that the current Sublessee under the Sublease is a wholly-owned subsidiary of Guarantor, that Sublessor would not enter into the Sublease without this Guaranty, that without this Guaranty Sublessor could elect not to enter into the Sublease, and that entering into the Sublease is in the best interests of Sublessee and will benefit Sublessee and therefore that Guarantor will benefit from Sublessor's entering into the Sublease with Sublessee.

         1. Guarantor hereby guarantees to Sublessor, its successors and assigns the full and prompt payment of the Rent (as defined in the Sublease) and all other sums and charges payable by Sublessee, its successors and assigns, under the Sublease, and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed or observed by Sublessee, its successors and assigns. Guarantor hereby covenants and agrees to and with Sublessor, its successors and assigns, that if default (beyond applicable notice and cure periods) shall at any time be made by Sublessee, its successors and assigns, in the payment of any such Rent and any and all such other sums and charges, or in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Sublease, Guarantor shall, within five (5) business days after written notice to Guarantor, forthwith pay such Rent and other sums and charges, and any arrears thereof, to Sublessor, its successors and assigns, and shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements, or, with respect to non-monetary defaults only, if the cure of such defaults cannot reasonably be accomplished within such five (5) business day period, Guarantor shall (within such period) commence the cure and shall diligently pursue such cure to completion. Guarantor shall also forthwith pay to Sublessor all reasonable attorneys' fees and disbursements payable by Sublessee under the Sublease or incurred by Sublessor in the enforcement of this Guaranty. Sublessor shall accept Guarantor's payment of such Rent and other sums and charges due under the Sublease and this Guaranty and Guarantor's performance of Sublessee's obligations under the Sublease as a cure of Sublessee's failure to make such payment or perform such obligation in the manner required under the Sublease.

         2. This Guaranty is an absolute and unconditional guaranty of payment and of performance. The obligations of Guarantor are independent of the obligations of Sublessee. This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Sublessor's part of any kind or nature whatsoever against Sublessee, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, except as specifically provided above or, with respect to the Sublease, as provided in the Sublease, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Sublessor against Sublessee, or against Sublessee's successors and assigns, of any of the rights or remedies reserved to Sublessor pursuant to the provisions of the Sublease or by relief of Sublessee from any of Sublessee's obligations under the Sublease or otherwise by (a) the release or discharge of Sublessee in any creditors' proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Sublessee or the estate of Sublessee in bankruptcy, or of any remedy for the enforcement of Sublessee's liability under the Sublease, resulting from the operation of any present or future provision of the United States Bankruptcy Code, or (c) the rejection or disaffirmance of the Sublease in any such proceedings.

         3. This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of the Sublease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Sublease, or by reason of any extension of time that may be granted by Sublessor to Sublessee, its successors or assigns or a changed or different use of the Premises consented to in writing by Sublessor, or by reason of any dealings or transactions or matters or things occurring between Sublessor and Sublessee, its successors or assigns, whether or not notice thereof is given to Guarantor.

         4. Sublessor's consent to any assignment or assignments, and successive assignments by Sublessee and Sublessee's assigns of the Sublease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor.

         5. The assignment by Sublessor of the Sublease and/or the avails and proceeds thereof made either with or without notice to Guarantor shall in no manner whatsoever release Guarantor from any liability as Guarantor. Sublessor may without notice to Guarantor assign this Guaranty.

         6. All of Sublessor's rights and remedies under the Sublease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Sublessor's receipt, application or release of security given for the performance and observance of covenants and conditions required to be performed and observed by Sublessee under the Sublease, nor shall Guarantor be released by the maintenance of or execution upon any lien which Sublessor may have or assert against Sublessee and/or Sublessee's assets.

         7. Until all the covenants and conditions in the Sublease on Sublessee's part to be performed and observed are fully performed and observed, Guarantor (a) shall have no right of subrogation against Sublessee by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder and (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Sublessee by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder.





                                      2.

         8. Guarantor hereby agrees that this Guaranty shall be governed by the laws of the State of Colorado.

         9. All notices and demands which Sublessor is required to give or may elect to give to Guarantor, shall be in writing and shall comply with the procedures set forth in the Sublease and addressed as set forth below.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date set forth below.

                                         GUARANTOR:

                                         SIRENZA MICRODEVICES, INC.,
                                         a Delaware corporation

                                         By:  /s/ THOMAS J. SCANNELL
                                              ----------------------------------

                                         Name:  Thomas J. Scannell
                                                --------------------------------

                                         Its:  V.P. Finance & CFO
                                               ---------------------------------

                                         Date:  3/26/03
                                                --------------------------------


Address for notices and service of process:

SIRENZA MICRODEVICES, INC.
522 Almanor Avenue Sunnyvale, CA 94085
Attn: Chief Financial Officer
Telephone: (408) 616-5400
Telecopier: (408) 739-0970

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road Palo Alto, CA 94304
Attention: Steven V. Bernard
Telephone No.: 650-493-9300
Facsimile No.: 650-493-6811






                                      3.